                   AURORA ELECTRICONS, INC. AND SUBSIDIARIES         EXHIBIT 11
                       COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               Year ended                         Year ended
                                                           September 30, 1996                 September 30, 1995
                                                      ------------------------------     ------------------------------
                                                        Primary        Fully Diluted       Primary        Fully Diluted
                                                      -------------    -------------     -------------    -------------
Net income (loss)                                      $   (31,753)     $   (31,753)      $   (15,030)     $   (15,030)
                                                      =============    =============     =============    =============




ADJUSTED NUMBER OF COMMON SHARES

Weighted average shares outstanding                          6,629            6,629             7,445            7,445

Incremental shares for exercise of stock
options and warrants and common stock
issuable                                                       530              530               934              934

Weighted average shares issuable upon
conversion of Debenture due 2001
and Promissory Notes due 1997                                    -                -                 -                -
                                                      -------------    -------------     -------------    -------------

Adjusted number of common shares                             7,159            7,159             8,379            8,379
                                                      =============    =============     =============    =============

Net earnings (loss) per common shares                  $     (4.44)  $        (4.44)   $        (1.79)  $        (1.79)
                                                      =============    =============     =============    =============



                                       44